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                                                                  Exhibit 5


               [AMERICAN INTERNATIONAL GROUP, INC. LETTERHEAD]



                                                            February 7, 1997



American International Group, Inc.,
  70 Pine Street,
    New York, New York 10270

Dear Sirs:

        In connection with the registration under the Securities Act of 1933 (the "Act") of 5,152,684 shares (the "Securities") of Common Stock, par value $2.50 per share, of American International Group, Inc., a Delaware corporation (the "Company"), I, as Vice President and Associate General Counsel of the Company, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, I advise you that, in my opinion:

                (1) With respect to the Securities (the "Plan Shares") to be delivered by Starr International Company, Inc. ("SICO") pursuant to SICO's Deferred Compensation Profit Participation Plans, as amended (collectively, the "Plans"), the Plan Shares have been duly authorized and validly issued and are fully paid and non-assessable.

                (2) With respect to the Securities (the "Option Shares") to be acquired upon the exercise of stock options granted under (i) the Stock Option Agreement, dated February 9, 1995 (the "Bentsen Option"), between the Company and Lloyd M. Bentsen, (ii) the Stock Option Agreements, each dated February 21, 1995 (the "1995 Options"), between the Company and each of M. Bernard Aidinoff, Marshall A. Cohen, Barber
        B. Conable, Jr., Martin S. Feldstein, Carla A. Hills, Frank J. Hoenemeyer, John I. Howell and Dean P. Phypers (collectively, the "1995 Optionees"), (iii) the Stock Option Agreement, dated September 16, 1996 (the "Chia Option"), between the Company and Pei-yuan Chia and (iv) the Stock Option Agreements, each dated December 31, 1996 (the "1996 Options" and, together with the Bentsen Option, the 1995 Options and the Chia Option, the "Options"), between the Company and each of the 1995 Optionees (other than Mr. Howell), when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act and Option Shares are delivered upon the exercise of any of the Options in accordance with their terms as contemplated by the Registration Statement, the Option Shares will be validly issued, fully paid and non-assessable.

                (3) With respect to the Securities (the "Selling Shareholder Shares") to be offered from time to time in one or more transactions by Stuart A. Myers, Sari Miller, Eileen Rachelson and non-employees and Fred Schiller, the Selling Shareholder Shares have been duly authorized and are, or when issued will be, validly issued, fully paid and non-assessable.

                (4) With respect to the Securities (the "Prize Shares") to be delivered from time to time by the Company to employees and non-employees as gifts, prizes and in other similar transactions, when the Registration Statement has become effective under the Act and the Prize Shares have been delivered as contemplated by the Registration Statement, the Prize Shares will be validly issued, fully paid and non-assessable.

        The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

        I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the headings "Validity of Common Stock" in each of the Prospectuses contained in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                              Very truly yours,


                                              /s/ Kathleen E. Shannon
                                              Kathleen E. Shannon
                                              Vice President and
                                              Associate General Counsel